                                                                  EXHIBIT 4.21
                                                                  EXECUTION COPY

                          TRADEMARK SECURITY AGREEMENT

         THIS TRADEMARK SECURITY AGREEMENT, dated as of July 24, 2003 (this "TRADEMARK SECURITY AGREEMENT") by and among DON SHERWOOD GOLF SHOP, a California corporation (as "GRANTOR"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent ("AGENT") for itself and the various Lenders ("LENDERS") from time to time party to the Credit Agreement (as defined below).

WHEREAS:

     (A) Pursuant to that certain Credit Agreement, dated as of October 15, 2002, by and among Golfsmith International, Inc. ("GOLFSMITH"), Golfsmith International Holdings, Inc., Golfsmith GP Holdings, Inc., Golfsmith Holdings, L.P., Golfsmith International, L.P. ("L.P."), Golfsmith GP, L.L.C., Golfsmith Delaware, L.L.C., Golfsmith Canada, L.L.C., Golfsmith Europe, L.L.C., Golfsmith USA, L.L.C. ("USA"), Golfsmith NU, L.L.C. ("NU"), and Golfsmith Licensing, L.L.C., each as a "CREDIT PARTY" (with L.P., NU and USA as "BORROWERS"), Agent and Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), the Lenders agreed to make available to Borrowers, upon the terms and conditions thereof, the Revolving Loans and Letters of Credit provided for in the Credit Agreement;

     (B) Agent and Borrowers intend to enter into a Waiver Letter ("WAIVER LETTER") by which Agent (contingent upon the satisfaction of the conditions set forth therein) will consent to the transactions contemplated by that certain Stock Purchase Agreement ("STOCK PURCHASE AGREEMENT"), dated July 24, 2003, by and between Golfsmith, Grantor, and Scott Sherwood, an individual resident in the State of California, and will waive any default that might otherwise arise under Sections 3.3, 3.4, 3.6(d), 3.8, 3.13, 4.9(j)(2) and 4.9(j)(3) of the Credit
          Agreement as a result of such transactions;

     (C) Grantor intends to become a party to the Credit Agreement by executing an Assumption and Joinder Agreement in favor of Agent;

     (D) Grantor intends to become a party to that certain Security Agreement, dated as of October 15, 2002 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "SECURITY AGREEMENT"), by and between the Credit Parties and Agent by executing an Assumption and Joinder Agreement in favor of Agent;

     (E) the Security Agreement requires Grantor to execute and deliver this Trademark Security Agreement, which execution and delivery is a condition to Agent's willingness to enter into the Waiver Letter.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

1.       DEFINED TERMS

                  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement and Annex A thereto.

2.       GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL

                  To secure the payment of the Obligations and all present and future obligations of Grantor (all such Obligations and other secured obligations, the "SECURED OBLIGATIONS"), Grantor hereby grants to Agent, on behalf of itself and Lenders, a continuing security interest in all of Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "TRADEMARK COLLATERAL"):

         (a) all of its Trademarks and Trademark Licenses to which Grantor is a party including those referred to on Schedule I;

         (b)      all reissues, continuations or extensions of the foregoing;

         (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

         (d) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or
                  (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

3.       SECURITY AGREEMENT

                  The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

4.       TERMINATION OF THIS TRADEMARK SECURITY AGREEMENT

                  This Trademark Security Agreement shall terminate upon the payment and performance in full of the Obligations (other than Unasserted Contingent Obligations), on the Termination Date, as defined in the Credit Agreement.

         IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                               DON SHERWOOD GOLF SHOP

                                               By: /s/ James Grover
                                                   -----------------------------
                                                   Name:
                                                   Title:

ACCEPTED AND ACKNOWLEDGED BY:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent

By: --------------------------------------------
    Name:
    Title: Authorized Signatory

                                           Sherwood Trademark Security Agreement

         IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                 DON SHERWOOD GOLF SHOP

                                 By:
                                    --------------------------------------------
                                    Name: Noel E. Wilens
                                    Title: President and Chief Executive Officer

ACCEPTED AND ACKNOWLEDGED BY:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent

By: /s/ Laurent Paris
    ----------------------------------
    Name: Laurent Paris, SVP
    Title: Authorized Signatory

                                           Sherwood Trademark Security Agreement

                            ACKNOWLEDGMENT OF GRANTOR

STATE OF NEW YORK  )
                   )ss.
COUNTY OF NEW YORK )

On this ___ day of July, 2003 before me personally appeared James Grover, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Don Sherwood Golf Shop, who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

                                                 /s/ Barrett D. Massey
                                                 -------------------------------
                                                 Notary Public

                                                       BARRETT D. MASSEY
                                              Notary Public, State Of New York
                                                       No. 01MA6079999
                                                Qualified In New York County
                                            Commission Expires September 3, 2006

                                   SCHEDULE I

                             TRADEMARK REGISTRATIONS

Item A. Trademarks

                                                                             Registration
                         Trademark                             Country           Number           Registration Date
                         ---------                             -------       ------------         -----------------
Don Sherwood Golf & Tennis World (and stylized design)           USA           1,795,392          September 28, 1993

Item B. Trademark Licenses

None.